CUSIP No.	63009F105	13D	Page	17	of	18
EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Nanosphere, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.
     In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 26th day of November 2008.

Lurie Investment Fund, L.L.C.

By:	Eagle Capital Management, LLC Executive Managing Member

By:	/s/ Mark Slezak

Mark Slezak Sole Member

Eagle Capital Management, LLC

By:	/s/ Mark Slezak

Mark Slezak Sole Member

Alfa-Tech, LLC

By:	Eagle Capital Management, LLC Managing Member

By:	/s/ Mark Slezak

Mark Slezak Sole Member

AOQ Trust

By:	/s/ Mark Slezak

Mark Slezak Trustee

/s/ Mark Slezak

Mark Slezak

CUSIP No.	63009F105	13D	Page	18	of	18

Lurie Investments, Inc.

By:	/s/ Mark Slezak

Mark Slezak Chief Executive Officer

WASK Investments, LLC

By:	/s/ Mark Slezak

Mark Slezak Managing Member

LFT Partnership

By:	/s/ Mark Slezak

Mark Slezak Investment Manager

Ann and Robert H. Lurie Foundation

By:	/s/ Mark Slezak

Mark Slezak Vice President